                                                                    EXHIBIT 99.2

      VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            DEVON ENERGY CORPORATION

The undersigned holder of Exchangeable Shares of Northstar Energy Corporation hereby directs CIBC Mellon Trust Company (the "Trustee") to cast a number of votes equal to the number of Exchangeable Shares owned by the undersigned in accordance with the instructions indicated on the reverse side hereof at the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy
Corporation to be held at              Oklahoma City, Oklahoma, on          ,
2003, at     a.m., local time. The Board of Directors recommends a vote "FOR"
each of the matters set forth on the reverse side.

PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

WHEN PROPERLY EXECUTED, THE TRUSTEE WILL CAST A NUMBER OF VOTES AT THE MEETING EQUAL TO THE NUMBER OF EXCHANGEABLE SHARES OF RECORD OWNED BY THE UNDERSIGNED IN THE MANNER SPECIFIED ON THE REVERSE SIDE HEREOF.

IF NO INSTRUCTIONS ARE GIVEN, NO VOTES WILL BE CAST ON BEHALF OF THE
UNDERSIGNED.

SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
   SIDE                                                                       SIDE

                                  DETACH HERE

1. Approval of the issuance of up to 83,097,483 shares of Devon Energy Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of February 23, 2003, by and among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., as it may be amended from time to time.
                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. Adoption of the Devon Energy Corporation 2003 Omnibus Long-Term Incentive Plan, subject to the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of February 23, 2003, by and among Devon Energy Corporation, Devon NewCo Corporation and Ocean Energy, Inc., as it may be amended from time to time.
                        [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                   MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]
                                                 Please sign exactly as your
                                                 name appears at left,
                                                 indicating your official
                                                 position or representative
                                                 capacity, if applicable. If
                                                 shares are held jointly, each
                                                 owner should sign.

                                                 Signature:
                                                 -------------------------------

                                                 Date
                                                 -------------------------------

                                                 Signature:
                                                 -------------------------------

                                                 Date
                                                 -------------------------------